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Exhibit 2.3

SECOND AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

by and between

VERSICOR INC.
and
BIOSEARCH ITALIA S.P.A.

        THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Second Amendment") is made and entered into as of October 29, 2002, by and between Versicor Inc., a Delaware corporation ("Versicor"), and Biosearch Italia S.p.A., an Italian joint stock company ("Biosearch").

        THE PARTIES TO THIS AGREEMENT enter into this Second Amendment on the basis of the following facts, intentions and understandings:

        A.    Versicor and Biosearch entered into that certain Agreement and Plan of Merger dated as of July 30, 2002, and that certain First Amendment to Agreement and Plan of Merger dated as of August 14, 2002 (collectively, the "Original Agreement").

        B.    Versicor and Biosearch desire to amend the Original Agreement in accordance with and pursuant to the terms of the Original Agreement.

        C.    Section 7.3 of the Original Agreement provides that Versicor and Biosearch may amend the Original Agreement at any time before the Shareholder Approvals (as defined in the Original Agreement) by an instrument in writing signed on behalf of each of the parties hereto.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

        1.    Amendments.

          (a)  Section 1.10 of the Original Agreement shall be amended to delete in its entirety the phrase:

            "(b) Each holder of Biosearch Ordinary Shares issued and outstanding at the Effective Time who would otherwise be entitled to receive a fractional share of Versicor Common Stock upon the cancellation of Biosearch Ordinary Shares for exchange pursuant to Article I (after taking into account all Biosearch Ordinary Shares then held by such holder) shall be entitled to purchase and/or sell, at the official prices recorded on the Nuovo Mercato on the day when the sale or purchase, as the case may be, is carried out, a minimum number of Biosearch Ordinary Shares for the purpose of achieving a whole number of Versicor Common Stock, without additional expenses, stamp duties and commissions payable by Biosearch or Versicor. For purposes of this Section 1.10, an authorized intermediary will be appointed by the parties."

          and, inserting the following in lieu thereof:

            "(b) In order to allow each holder of Biosearch Ordinary Shares issued and outstanding at the Effective Time who would otherwise be entitled to receive a fractional share of Versicor Common Stock upon the cancellation of Biosearch Ordinary Shares for exchange pursuant to Article I (after taking into account all Biosearch Ordinary Shares then held by such holder) to achieve a whole number of Versicor Common Stock, the parties will appoint an authorized intermediary to purchase and/or sell, at the official prices recorded on the Nuovo Mercato on

1

    the day when the sale or purchase, as the case may be, is carried out, and without additional expenses, stamp duties and commissions payable by Biosearch or Versicor, a minimum number of Biosearch Ordinary Shares representing fractional rights to receive one share of Versicor Common Stock. Details of the relevant procedure shall be provided by Biosearch to Biosearch shareholders in a notice published in a national daily newspaper in Italy."

          (b)  Schedule A to the Original Agreement (Merger Plan) shall be deleted in its entirety and restated in the form attached hereto as Exhibit A.

          (c)  Schedule I to Exhibit B to the Original Agreement (Form of Biosearch Shareholder Voting Agreement) shall be deleted in its entirety and restated in the form attached hereto as Exhibit B.

          (d)  Schedule I to Exhibit D to the Original Agreement (Form of Stockholders Agreement) shall be deleted in its entirety and restated in the form attached hereto as Exhibit C.

        2.    Full Force and Effect.    Except as amended in this Second Amendment, the Original Agreement shall remain in full force and effect and unmodified.

        3.    Counterparts; Facsimile.    This Second Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties. The parties may execute and exchange facsimile counterparts of the signature pages, and facsimile counterparts shall serve as originals.

[The remainder of this page has been intentionally left blank.]

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        IN WITNESS WHEREOF, Versicor and Biosearch have caused this Second Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

"VERSICOR"
VERSICOR INC., a Delaware corporation
By:	/s/ GEORGE F. HORNER III George F. Horner III President and Chief Executive Officer
"BIOSEARCH"
BIOSEARCH ITALIA S.P.A., an Italian joint stock company
By:	/s/ CLAUDIO QUARTA Claudio Quarta Chief Executive Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO MERGER AGREEMENT]

S-1

EXHIBIT A

MERGER PLAN

Exhibit A

Schedule A

Progetto di fusione per incorporazione
della
BIOSEARCH ITALIA S.p.A.
nella
VERSICOR Inc.
Ex art. 2501 bis codice civile

        I Consigli di Amministrazione della Biosearch Italia S.p.A., società di diritto italiano (di seguito B.I.) e della Versicor Inc., società di diritto statunitense soggetta alla legge dello Stato del Delaware (di seguito Versicor), nelle loro riunioni entrambe del 30 luglio 2002, hanno concordemente predisposto il seguente progetto di fusione, cui si premette:

          (a)  Versicor è una società di diritto statunitense, soggetta alla legge dello Stato del Delaware, le cui azioni sono quotate al NASDAQ National Market.

          (b)  B.I. è una società di diritto italiano, le cui azioni sono quotate al Nuovo Mercato, organizzato e gestito dalla Borsa Italiana S.p.A. ("Nuovo Mercato").

          (c)  Entrambe le società partecipanti alla fusione operano nel settore biotecnologico della ricerca e dello sviluppo di antibiotici di origine biologica per la prevenzione e la cura di malattie infettive.

          (d)  Al fine di realizzare l'integrazione dell'attività svolta dalla B.I. con l'attività della Versicor, le due società sopra menzionate intendono procedere alla fusione per incorporazione della B.I. nella Versicor con contestuale quotazione delle azioni Versicor in Italia al Nuovo Mercato.

        Tutto ciò premesso, si sottopone all'approvazione delle assemblee delle due società il presente

PROGETTO DI FUSIONE PER INCORPORAZIONE

        Il progetto di fusione è redatto nella lingua italiana e nella lingua inglese, fermo restando che in ogni caso la versione in lingua italiana prevale.

Merger plan through Incorporation
of
BIOSEARCH ITALIA S.p.A.
into
VERSICOR Inc.
Pursuant to Article 2501 bis of the
Italian Civil Code

        The Board of Directors of Biosearch Italia S.p.A., a company duly incorporated and existing under the laws of Italy (hereinafter referred to as B.I.) and Versicor Inc., a company duly incorporated and existing under the laws of the state of Delaware, U.S.A. (hereinafter referred to as Versicor), in their meetings both held on July 30, 2002, prepared, by mutual agreement, the following merger plan:

WHEREAS

          (a)  Versicor is a U.S. company, duly incorporated and existing under the laws of the state of Delaware, whose shares are listed on the NASDAQ National Market.

          (b)  B.I. is a company duly incorporated and existing under the laws of Italy, whose shares are listed on the Nuovo Mercato, organized and managed by Borsa Italiana S.p.A. ("Nuovo Mercato").

          (c)  Both companies participating in the merger are operating in the biotechnological sector of research and development of antibiotics for the prevention and treatment of infectious diseases.

          (d)  For the purpose of realizing the integration of the activity performed by B.I. with the activity performed by Versicor, the two companies wish to proceed with the merger through incorporation of B.I. into Versicor with simultaneous listing of Versicor shares in Italy on the Nuovo Mercato.

        Now, therefore, in consideration of the above premises, the following

MERGER PLAN THROUGH INCORPORATION

        is submitted to the approval of the companies' shareholders at the shareholders' meetings of the respective companies.

        The merger plan is drafted in the Italian language and in the English language. However, the Italian language version shall prevail.

1      TIPO, DENOMINAZIONE SOCIALE E SEDE DELLE SOCIETÀ PARTECIPANTI ALLA FUSIONE

1.1    Società incorporante

  •
  Denominazione sociale: Versicor Inc.;

  •
  Tipo: società per azioni;

  •
  Sede legale: 1209 Orange Street, Wilmington, Delaware, U.S.A.;

  •
  Capitale sociale: autorizzato di USD 105.000, rappresentato da n. 100.000.000 azioni ordinarie, delle quali n. 26,325,228, alla data del 25 luglio 2002, sono in circolazione e il relativo capitale è stato interamente versato e sottoscritto, e da n. 5.000.000 azioni privilegiate (preferred stock), che non sono state emesse, entrambe del valore nominale di USD 0,001 cadauna;

  •
  Costituita in data: 2 maggio 1995;

  •
  Data di quotazione al NASDAQ—National Market: 2 agosto 2000. Società disciplinata dalla legislazione dello Stato del Delaware, U.S.A..

1.2    Società incorporanda

  •
  Denominazione sociale: Biosearch Italia S.p.A.;

  •
  Tipo: società per azioni;

  •
  Sede legale: Milano, via Abbondio Sangiorgio, 18;

  •
  Capitale sociale: deliberato per euro 12.410.500,00 e sottoscritto e versato per euro 12.160.500,00, rappresentato da n. 12.160.500 azioni ordinarie del valore nominale di 1 euro ciascuna;

  •
  Iscrizione nel Registro delle Imprese di Milano e Codice fiscale: n. 11922440158;

  •
  R.E.A.: 1508958

  •
  Partita IVA: n. 11922440158

  •
  Costituita in data: 10 settembre 1996

  •
  Data di quotazione al Nuovo Mercato: 30 luglio 2000.

1      TYPE, REGISTERED NAME AND REGISTERED OFFICE OF THE COMPANIES PARTICIPATING IN THE MERGER

1.1    Incorporating Company

  •
  Registered Name: Versicor Inc.;

  •
  Type: joint stock company or company limited by shares;

  •
  Registered office:1209 Orange Street, Wilmington, Delaware, U.S.A.;

  •
  Share Capital: authorized of USD 105,000, represented by no. 100,000,000 shares of common stock, no. 26,325,228 of which, as of July 25, 2002, are outstanding and are fully paid up and subscribed, and by no. 5,000,000 shares of preferred stock, which were not issued, both having a nominal value of USD 0.001 each;

  •
  Incorporated on: May 2, 1995:

  •
  Date of Listing on NASDAQ National Market: August 2, 2000. Company governed by the laws of the state of Delaware, U.S.A.

1.2    Company being merged

  •
  Registered name: Biosearch Italia S.p.A.;

  •
  Type: joint stock company;

  •
  Registered office: Milano, via Abbondio Sangiorgio, 18;

  •
  Share Capital: authorized of euro 12,410,500.00 fully paid up and subscribed in the amount of euro 12,160,500.00, represented by n. 12.160.500 ordinary shares of 1 euro nominal value;

  •
  Registered with the Companies' Register of Milan and Tax Code: no. 11922440158;

  •
  R.E.A.: 1508958

  •
  VAT Number: 11922440158

  •
  Incorporated on: September 10, 1996

  •
  Date of listing on the Nuovo Mercato: July 30, 2000.

2      ATTO COSTITUTIVO E STATUTO DELLA INCORPORANTE CON LE EVENTUALI MODIFICHE STATUTARIE DERIVANTI DALLA FUSIONE.

2.1    L'atto costitutivo della Versicor (Certificate of Incorporation), attualmente vigente, non viene modificato in conseguenza della fusione. Una copia dell'atto costitutivo è allegata al presente progetto di fusione, per farne parte integrante e sostanziale.

2.2    Lo statuto sociale della Versicor, attualmente vigente, verrà modificato in conseguenza della fusione.

        Il testo dello statuto, come modificato in conseguenza della fusione, è allegato al presente progetto sia in lingua italiana sia in lingua inglese; in caso di difformità, prevale la versione in lingua inglese dello statuto della Versicor.

2.3    Versicor mantiene la nazionalità statunitense ed è soggetta alla legge dello Stato del Delaware.

3      RAPPORTO DI CAMBIO.

        Il rapporto di cambio delle azioni è stato così fissato:

        n. 1,77 azioni della Versicor, da nominali USD 0,001 cadauna, contro n. 1 azione B.I. da nominali Euro 1 (un Euro) cadauna.

        Non è previsto il conguaglio in denaro. Trovano applicazione le disposizioni del paragrafo 4.3.

2      CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE INCORPORATING COMPANY FOR THE PURPOSE OF ANY AMENDMENTS TO THE BY-LAWS DERIVING FROM THE MERGER.

2.1    The Certificate of Incorporation of Versicor, currently in force, is not amended as a result of the merger. A copy of the Certificate of Incorporation is attached to this merger plan, and forms an integral and substantial part hereof.

2.2    The By-laws of Versicor, currently in force, will be changed as a consequence of the merger.

        The text of the By-laws, as amended as a consequence of the merger, is attached to this merger plan both in the Italian and in the English language; in the event of discrepancies, the English language version of the By-laws of Versicor shall prevail.

2.3    Versicor maintains the USA citizenship and it is subject to the law of the State of Delaware.

3      SHARE EXCHANGE RATIO.

        The exchange ratio of the shares was fixed as follows:

        No. 1,77 shares in Versicor, from nominal USD 0.001 each, against No. 1 B.I. share having a nominal value of 1 (one Euro) each.

        No cash balance is provided. The provisions of paragraph 4.3 shall apply.

4      MODALITÀ DI ASSEGNAZIONE DELLE AZIONI DELLA SOCIETÀ INCORPORANTE

4.1    Al perfezionamento dell'operazione di fusione la società incorporante procederà:

  •
  al cambio delle n. 12.160.500 azioni ordinarie della B.I. detenute dagli azionisti di B.I., dedotte le azioni proprie possedute da B.I. alla Data di Efficacia, nel rapporto di cambio sopra indicato, mediante l'emissione complessiva di massime n. 21.524.085 azioni dell'incorporante del valore nominale di USD 0,001 cadauna, con conseguente aumento del capitale sociale dell'incorporante di massimi USD 21.524, fatti salvi gli effetti dell'eventuale diritto di recesso di azionisti di B.I..

        Le azioni Versicor possedute da B.I. verranno annullate per effetto della fusione, cosi come le azioni proprie possedute da B.I. alla Data di Efficacia. Versicor non possiede azioni di B.I..

4.2    Le azioni della Versicor saranno assegnate ai possessori di azioni della B.I. accentrate presso Monte Titoli S.p.A. per i titoli dalla stessa amministrati e dematerializzati ai sensi del D. Lgs. N. 213/98 e normativa di attuazione, a partire dal primo giorno lavorativo successivo alla data di decorrenza degli effetti giuridici della fusione.

4.3    Al fine di assicurare quozienti interi di cambio agli azionisti B.I., sarà conferito mandato ad un intermediario autorizzato di negoziare i diritti frazionari, a prezzi di mercato e senza aggravio di spese, bolli e commissioni. Di ciò verrà data comunicazione agli azionisti B.I. con apposito avviso pubblicato su un quotidiano a diffusione nazionale in Italia.

4      TERMS FOR THE ALLOCATION OF THE SHARES OF THE INCORPORATING COMPANY

4.1    Upon completion of the merger transaction, Versicor shall proceed with:

  •
  The exchange of no. 12,160,500 ordinary shares of B.I. held by B.I. shareholders, deducted the treasury stock owned by B.I. as of the Effective Date, in the above-mentioned share exchange ratio, through the overall issue of a maximum of No. 21,524,085 shares of the incorporating company having a nominal value of USD 0.001 each, with consequent increase in the outstanding share capital of the incorporating company in a maximum amount of USD 21,524, subject to the effects of the right of withdrawal (if any) by B.I. shareholders.

        Versicor's shares of common stock owned by B.I. shall be cancelled as a consequence of the merger, likewise treasury stocks owned by B.I. as of the Effective Date. Versicor does not own B.I.'s shares.

4.2    The shares of Versicor will be allocated to the holders of B.I. shares deposited with Monte Titoli S.p.A. for the securities managed by the same and dematerialized pursuant to Legislative Decree no. 213/98 and relevant implementation rules, effective from the first working day following the effective date of the legal consequences of the merger.

4.3    In order to ensure to B.I. shareholders to receive a whole number of Versicor shares, an authorized intermediary will be appointed for the purpose of trading the fractional shares at the market prices, without additional expenses, stamp duties and commissions. This will be communicated to B.I. shareholders by an appropriate notice published on a daily newspaper distributed throughout the national territory in Italy.

5      DATA DALLA QUALE LE AZIONI DI NUOVA EMISSIONE PARTECIPANO AGLI UTILI

        Le azioni Versicor di nuova emissione attribuite agli azionisti B.I. in concambio delle azioni B.I. estinte per effetto della fusione avranno il medesimo godimento delle azioni Versicor in circolazione alla Data di Efficacia.

6      DATA DI DECORRENZA DEGLI EFFETTI DELLA FUSIONE.

        Gli effetti giuridici della fusione decoreranno, nel rispetto dell'art. 2504-bis c.c., dalla data che verrà indicata nell'atto di fusione (la "Data di Efficacia").

        Le operazioni della società incorporata saranno imputate al bilancio della Versicor, a decorrere dalla Data di Efficacia della fusione.

        Da tale data Versicor assumerà tutto il patrimonio, tutti i diritti e gli obblighi di B.I. così come previsto anche dall'art. 2504 bis primo comma codice civile italiano.

7      TRATTAMENTO EVENTUALMENTE RISERVATO A PARTICOLARI CATEGORIE DI SOCI.

        Non esistono categorie particolari di soci cui sia riservato un trattamento particolare né sono attualmente in circolazione azioni diverse da quelle ordinarie, né titoli recanti diritti di acquisto, sottoscrizione o conversione in azioni dell'incorporante o dell'incorporata.

8      VANTAGGI PARTICOLARI EVENTUALMENTE PROPOSTI A FAVORE DEGLI AMMINISTRATORI DELLE SOCIETÀ PARTECIPANTI ALLA FUSIONE.

        Nessun particolare vantaggio è previsto a favore degli amministratori delle società partecipanti alla fusione, fatta eccezione per determinate clausole di indennizzo previste nell'atto costitutivo e nello statuto di Versicor, qui allegati, in favore dei nuovi amministratori di Versicor stessa.

5      DATE FROM WHICH THE NEWLY ISSUED SHARES PARTICIPATE IN THE PROFITS

        The Versicor newly issued shares awarded to B.I. shareholders in exchange of the B.I. shares shall be entitled to have the same enjoyment as of the Versicor's shares of common stock outstanding as of the Effective Date.

6      EFFECTIVE DATE OF THE MERGER.

        The legal effects of the merger shall start, in compliance with Article 2504-bis of the Italian Civil Code, from the date that will be indicated in the deed of merger (the "Effective Date").

        The transactions of the merged company shall be entered in the balance sheet of Versicor, from the Effective Date of the merger.

        Effective from the above-mentioned date, Versicor shall take over all the assets, rights and obligations of B.I. so as provided by Article 2504 bis, first paragraph, of the Italian Civil Code.

7      TREATMENT POSSIBLY RESERVED TO PARTICULAR CATEGORIES OF SHAREHOLDERS.

        No particular categories of shareholders exist to which a particular treatment is reserved and no shares are currently outstanding other than ordinary shares or common stock, as applicable, and no securities exist, bearing any purchase, subscription or conversion rights in shares of the incorporating company or merged company.

8      PARTICULAR BENEFITS, IF ANY, PROPOSED IN FAVOUR OF THE DIRECTORS OF THE COMPANIES PARTICIPATING IN THE MERGER.

        No particular benefits are provided in favour of the directors of the Companies participating in the merger, except for certain indemnification provisions set forth in the attached Versicor's Certificate of Incorporation and Versicor's Bylaws in favour of the new directors of Versicor.

9      DIRITTO DI RECESSO

        È fatta salva per gli azionisti di B.I., assenti o dissenzienti, la facoltà di esercitare il diritto di recesso ai sensi dell'art. 2437 del codice civile (i.e., mutamento dell'oggetto sociale e trasferimento della sede sociale all'estero).

        Il recesso sarà efficace subordinatamente al perfezionamento della fusione.

        Il prezzo di rimborso delle azioni della B.I. in caso di recesso sarà pari alla media aritmetica dei prezzi ufficiali rilevati sul Nuovo Mercato nel semestre antecedente alla deliberazione di fusione assunta dall'assemblea straordinaria della B.I.. Il prezzo di rimborso sarà corrisposto a far tempo dalla Data di Efficacia della fusione.

10    CONDIZIONI AL PERFEZIONAMENTO DELL'ATTO DI FUSIONE

        Si precisa che l'esercizio della delega rilasciata dagli azionisti delle società partecipanti alla fusione ai legali rappresentanti per il perfezionamento del relativo atto di fusione sarà subordinato all'approvazione dei competenti organi deliberativi delle società partecipanti alla fusione, alle autorizzazioni di legge e regolamentari delle autorità governative e di vigilanza, e al parere favorevole dell'amministrazione finanziaria italiana in relazione alla neutralità fiscale della fusione, alle seguenti ulteriori condizioni che dovranno verificarsi entro la data di stipula dell'atto di fusione:

            (i)  Provvedimento di ammissione delle azioni Versicor alla quotazione al Nuovo Mercato e provvedimento di ammissione a quotazione al Nasdaq National Market delle nuove azioni Versicor da emettersi in concambio agli azionisti di B.I. e da emettersi in esecuzione del piano di stock options di Versicor;

          (ii)  Assenza di azioni giudiziarie o di procedimenti di qualsiasi tipo intrapresi da enti governativi finalizzati ad impedire il perfezionamento della fusione;

9      RIGHT OF WITHDRAWAL

        B.I. shareholders who are absent or dissenting, shall be entitled to exercise the right of withdrawal pursuant to Article 2437 of the Italian Civil Code (i.e. change of the corporate purpose and transfer of the company's registered office abroad).

        The withdrawal shall be effective, subject to the completion of the merger.

        The price of redemption of B.I. shares shall be equal to the arithmetic mean of the official prices recorded on the Nuovo Mercato in the six-month period prior to the merger resolution passed by the extraordinary shareholders' meeting of B.I. The redemption price shall be paid from the Effective Date of the merger.

10    CONDITIONS PRECEDENT TO THE CONCLUSION OF THE DEED OF MERGER

        It is pointed out that the exercise of the proxy delivered by the shareholders of the companies participating in the merger to the legal representatives of the companies for the execution and filing of the relevant deed, shall be subject to the approval of the competent bodies of the companies participating in the merger, the authorizations provided by the applicable provisions of law and regulations of the governmental and surveillance authorities, as well as to the favourable opinion of the Italian finance administration on the tax neutrality of the merger, and the following additional conditions, to be complied with by the date of entering into the merger deed:

            (i)  Approval of Versicor shares for listing on the Nuovo Mercato and approval of Versicor shares issuable to former B.I. shareholders and under Versicor's stock option plan for listing on the NASDAQ National Market;

          (ii)  Absence of any litigation or injunctions or legal restraints brought by, threatened by or issued by a governmental entity prohibiting the consummation of the merger;

          (iii)  Efficacia della Registration Statement ("dichiarazione di registrazione"), ai sensi del diritto americano, trasmessa da Versicor alla U.S. Securities and Exchange Commission;

          (iv)  Decorso del termine per l'approvazione dell'operazione di fusione da parte dell'Autorità Garante della Concorrenza e del Mercato;

          (v)  Ricezione da parte di B.I. e di Versicor dei pareri legali in materia societaria e fiscale, nei testi già concordati, dai rispettivi consulenti;

          (vi)  Esercizio del diritto di recesso di cui al precedente paragrafo 9, per un corrispettivo complessivo inferiore a USD 25.000.000 da convertirsi in euro al tasso di cambio EURO / USD applicabile tre giorni lavorativi prima della data della delibera assembleare di approvazione del progetto di fusione, quale risultante da Il Sole 24-ore;

        (vii)  Assenza di eventi sostanzialmente sfavorevoli relativi a B.I. e a Versicor;

        (viii)  Ricezione da parte di B.I. e di Versicor dei pareri di congruità del rapporto di cambio delle rispettive società di revisione in relazione alle situazioni patrimoniali di entrambe le società partecipanti alla fusione;

          (ix)  Dimissioni di determinati attuali amministratori e dirigenti di Versicor e nomina di dirigenti, collaboratori ed amministratori su indicazione di B.I.;

          (x)  Approvazione da parte dell'assemblea degli azionisti di Versicor, convocata per l'approvazione del progetto di fusione, (i) dell'incremento nel numero di azioni ordinarie Versicor for l'assegnazione ai sensi del 2001 Piano di Stock Options di Versicor di almeno n. 5.400.737 azioni (o il maggior numero che dovesse essere deliberato dal consiglio di amministrazione di Versicor e sottoposto all'approvazione dell'assemblea), e (ii) dell'adozione del 2002 Piano di Stock Options di Versicor.

          (iii)  Effectiveness of the registration statement filed by Versicor with the U.S. Securities and Exchange Commission;

          (iv)  Expiration or termination of applicable waiting periods under for the approval of the merger by the Autorità Garante della Concorrenza e del Mercato;

          (v)  Receipt by B.I. and Versicor of corporate and tax opinions, in the agreed form, by each other party's corporate and tax counsel;

          (vi)  Exercise of the right of withdrawal provided in paragraph 9 above, for an overall consideration less than USD 25,000,000, to be converted into euro at the exchange ratio EURO / USD applicable three business days prior to the date of the shareholders meeting approving the merger plan, as resulting from Il Sole 24-ore;

        (vii)  Absence of any material adverse changes to either B.I. or Versicor;

        (viii)  Receipt of letters on the fairness of the exchange ratio from auditors of B.I. and Versicor as to the financial statements of B.I. and Versicor;

          (ix)  Resignation of certain current Versicor directors and officers and appointment of officers, collaborators and directors designated by B.I.;

          (x)  Approval by Versicor's stockholders at the Versicor Stockholders' Meeting, called for the approval of the merger plan, of (i) the increase of the number of shares of Versicor Common Stock available for award grant purposes under the 2001 Plan by at least n. 5,400,737 shares (or such greater number as the Versicor Board of Directors may approve and submit for stockholder approval at such meeting), and (ii) the adoption of the 2002 Plan.

          (xi)  Consegna da parte di ciascuna delle società partecipanti alla fusione all'altra società dei seguenti certificati: (a) il certificato di vigenza (o l'equivalente appropriato) della società; (b) la copia delle delibere del Consiglio di Amministrazione e dell'assemblea dei soci che approvano il progetto di fusione e (c), una copia conforme e completa dello Statuto della società controllata di B.I..

11    ALTRE INFORMAZIONI

        Sarà chiesto che alla Data di Efficacia della fusione tutte le azioni Versicor, incluse quelle assegnate in concambio agli ex azionisti B.I. e quelle emesse in esecuzione del piano di stock options di Versicor, siano negoziate sia sul NASDAQ National Market che sul Nuovo Mercato, in modo che la procedura di ammissione a quotazione sul NASDAQ National Market e sul Nuovo Mercato delle azioni Versicor di nuova emissione si completi in tempo utile per garantire la simultaneità della trattazione di dette azioni sui due mercati.

        Gli scambi di azioni Versicor effettuati sul Nuovo Mercato saranno liquidati attraverso Monte Titoli, mentre le operazioni effettuate sul NASDAQ National Market saranno liquidate attraverso "The Depository Trust Company" ("DTC"), che è il principale sistema di compensazione americano. Pertanto, al fine di vendere sul NASDAQ National Market azioni detenute attraverso Monte Titoli, l'investitore dovrà istruire un broker americano e provvedere al deposito delle azioni presso detto broker. Il trasferimento delle azioni verrà effettuato attraverso il collegamento Monte Titoli-DTC.

        Il tutto salvo le esigenze tecniche dei mercati interessati.

* * *

        Sono salve rettifiche del presente progetto di fusione e degli allegati atto costitutivo e statuto di Versicor richieste ai fini dell'iscrizione del presente progetto di fusione nel Registro delle Imprese di Milano e da ogni competente autorità in materia.

          (xi)  Delivery from one company to the other of the following certificates: (a) certificate of good standing (or appropriate counterpart) of the company; (b) duly adopted resolutions of the Board of Directors and shareholders of each of the companies approving the merger plan, and (c) a true, correct and complete copy of the bylaws of Biosearch's subsidiary.

11    ADDITIONAL INFORMATION

        It will be required that, on the Effective Date of the merger, all Versicor shares, including those awarded in exchange to the former B.I. shareholders and those issued in connection with Versicor's stock options plan, will be traded both on the NASDAQ National Market and on the Nuovo Mercato, so that the procedure for the admission to the listing on the NASDAQ National Market and on the Nuovo Mercato of Versicor newly issued shares be completed within a reasonable period of time in order to ensure the simultaneous listing of said shares on both markets.

        The exchange of Versicor shares made on the Nuovo Mercato will be settled through Monte Titoli, whilst the transactions performed on the NASDAQ National Market will be settled through "The Depository Trust Company" ("DTC"), which is the principal clearing system in the U.S.A. Therefore, for the purpose of selling on the NASDAQ National Market the shares held through Monte Titoli, the investor shall instruct a broker in the U.S.A. affiliated with DTC and deposit the shares with said broker. The transfer of the shares will be made through the connection between Monte Titoli and DTC.

        All the above is subject to the technical requirements of the markets concerned.

* * *

        Subject to any adjustments and amendments to this merger plan and the enclosed Versicor's Certificate of Incorporation and Versicor's Bylaws, requested for the purpose of the registration of this merger plan in the Register of Enterprises of Milan and/or requested by the competent authorities in the subject matter hereof.

Allegati:

  •
  Atto costitutivo Versicor Inc.;

  •
  Statuto di Versicor, come modificato in conseguenza della fusione;

Data 29 ottobre, 2002

Il Presidente del consiglio di amministrazione di Biosearch Italia S.p.A.

Attachments

  •
  Certificate of Incorporation of Versicor Inc.;

  •
  Bylaws of Versicor, as amended as a consequence of the merger;

Date October 29, 2002

The Chief Executive Officer and President of Versicor Inc.

EXHIBIT B

SCHEDULE I TO
FORM OF BIOSEARCH SHAREHOLDER VOTING AGREEMENT

LIST OF BIOSEARCH SHAREHOLDERS

Registered Holder	Number of Shares Subject to This Agreement
Claudio Quarta	1,344,267
Francesco Parenti	674,485

Exhibit B

EXHIBIT C

SCHEDULE I TO
FORM OF STOCKHOLDERS AGREEMENT

LIST OF SUBJECT SHARES

Stockholder	Number of Shares Beneficially Owned as of the date hereof or to be Beneficially Owned at the Effective Time
George F. Horner III	17,500
Claudio Quarta	2,379,352
James H. Cavanaugh, Ph.D.	10,179
Francesco Parenti	1,193,838

Exhibit C

QuickLinks

  Exhibit 2.3
SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER by and between VERSICOR INC. and BIOSEARCH ITALIA S.P.A.
EXHIBIT A MERGER PLAN
Schedule A
Progetto di fusione per incorporazione della BIOSEARCH ITALIA S.p.A. nella VERSICOR Inc. Ex art. 2501 bis codice civile
PROGETTO DI FUSIONE PER INCORPORAZIONE
Merger plan through Incorporation of BIOSEARCH ITALIA S.p.A. into VERSICOR Inc. Pursuant to Article 2501 bis of the Italian Civil Code
MERGER PLAN THROUGH INCORPORATION
EXHIBIT B SCHEDULE I TO FORM OF BIOSEARCH SHAREHOLDER VOTING AGREEMENT LIST OF BIOSEARCH SHAREHOLDERS
EXHIBIT C
SCHEDULE I TO FORM OF STOCKHOLDERS AGREEMENT LIST OF SUBJECT SHARES